Exhibit 10.1

SALE AND PURCHASE AGREEMENT

This Sale and Purchase Agreement (the “Agreement”) is entered into on 31st March 2020 by and between:

1.	Sky Resort International Limited, incorporated in The State of Delaware located at Lot 23 (DBKK No.2), Industri E33, Mile 2.5, Jalan Tuaran, Likas, 88200 Kota Kinabalu, Sabah, Malaysia (the “Seller”), and

2.	Chen Sok Lang (Malaysia Passport No. A33794855), with the residential address at B-8-1, Block B, Lot 8, 1st Floor, Pintas Avenue, Jalan Penampang Bypass, 88300 Kota Kinabalu, Sabah, Malaysia (the “Buyer”).

WHEREAS, the Seller is a shareholder in Eurostar Epitome Sdn. Bhd. a Malaysia company (hereinafter referred to as “EESB”).

WHEREAS, the Seller desires to sell and the Buyer desires to buy 80% shares which is equivalent to 400,000 shares in EESB from the Seller.

NOW, THEREFORE, the parties hereto agree as follows:

(a)	Subject to the terms and conditions set forth herein, the Seller agrees to sell and the Buyer agrees to buy 80% from the total share which is equivalent to 400,000 of shares in EESB for a total consideration of US$1.00 (the “Purchase Price”).

(b)	Payment for the Purchase Price shall be paid into the bank account of the Seller or its nominee by the Buyer within 7 business days after such bank account information is given to the Buyer in writing.

(c)	Subject to receipt of the payment stated in (b) hereof, Seller shall deliver the subject share certificates to Buyer within 14 business days.

(d)	The Seller hereby represents and warrants that: 1) the shares to be sold hereunder are not subject to any preemptive rights or rights of first refusal and 2) as of the date of signing hereof, it has full power and authority to execute and deliver this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Sale and Purchase Agreement to be duly executed and delivered as of the day and year first above written.

SELLER:	BUYER:

Sky Resort International Limited	Chen Sok Lang

By: /s/ Yong Fook Ming	/s/ Chen Sok Lang
Name: Yong Fook Ming
Title: Director